AGREEMENT AND PLAN OF REORGANIZATION

                          Dated as of November 8, 1996

                                      among

                        INTEGRATED HEALTH SERVICES, INC.,
                            IHS ACQUISITION XXI, INC.

                                       and

                     SELLING SHAREHOLDERS OF LIFEWAY, INC.,

                                       and

                                  LIFEWAY, INC.


                                TABLE OF CONTENTS
                                                                                                               Page
ARTICLE I: MERGER.................................................................................................1
         1.1      Merger..........................................................................................1
         1.2      Issuance of IHS Stock...........................................................................1
         1.3      Taking of Necessary Action......................................................................1
         1.4      Assets..........................................................................................2
         1.5      Liabilities.....................................................................................2

 ARTICLE II: MERGER CONSIDERATION.................................................................................3
         2.1      Determination and Payment of Merger Consideration...............................................3
         2.2      IHS Stock.......................................................................................3

ARTICLE III:  THE CLOSING.........................................................................................7
         3.1      Time and Place of Closing.......................................................................7
         3.2      Filings at Closing..............................................................................7
         3.3      Effective Time..................................................................................7

 ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS                                                      8
         4.1      Organization and Standing of the Company........................................................8
         4.2      Absence of Conflicting Agreements...............................................................8
         4.3      Consents........................................................................................8
         4.4      Assets..........................................................................................8
         4.5      Company Shares..................................................................................9
         4.6      Trademarks......................................................................................9
         4.7      Contracts.......................................................................................9
         4.8      Financial Statements...........................................................................10
         4.9      Material Changes...............................................................................11
         4.10     Licenses; Permits..............................................................................11
         4.11     Title, Condition of Personal Property..........................................................12
         4.12     Legal Proceedings..............................................................................13
         4.13     Employees......................................................................................13
         4.14     Collective Bargaining, Labor Contracts, Employment Practices, Etc..............................13
         4.15     ERISA..........................................................................................14
         4.16     Insurance and Surety Agreements................................................................14
         4.17     Relationships..................................................................................15
         4.18     Absence of Certain Events......................................................................15
         4.19     Compliance with Laws...........................................................................16
         4.20     Finders........................................................................................16
         4.21     Tax Returns....................................................................................16
         4.22     Encumbrances Created by this Agreement.........................................................17
         4.23     Subsidiaries and Joint Ventures................................................................17
         4.24     No Untrue Statement............................................................................17
         4.25     Medicare and Medicaid Programs.................................................................17

                                       (i)





         4.26     Leasehold Interests............................................................................17
         4.27     Power and Authority............................................................................17

ARTICLE V:  ADDITIONAL REPRESENTATIONS AND WARRANTIES OFSHAREHOLDERS.............................................17
         5.1      Authority......................................................................................18
         5.2      Binding Effect.................................................................................18
         5.3      Absence of Conflicting Agreement...............................................................18
         5.4      Consents.......................................................................................18
         5.5      Ownership of Company Shares....................................................................18
         5.6      Investment Representation......................................................................18

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................19
         6.1      Organization and Standing......................................................................19
         6.2      Absence of Conflicting Agreements..............................................................19
         6.3      Consents.......................................................................................19
         6.4      Finders........................................................................................19
         6.5      Power and Authority............................................................................19
         6.6      Binding Agreement..............................................................................20
         6.7      Securities and Exchange Commission Filings.....................................................20
         6.8      Capital Stock..................................................................................20

ARTICLE VII:  INFORMATION AND RECORDS CONCERNING THE COMPANY.....................................................20
         7.1      Access to Information and Records before Closing...............................................20

ARTICLE VIII:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING..........................................................21
         8.1      Conduct of Business Pending Closing............................................................21
         8.2      Negative Covenants of the Company..............................................................21
         8.3      Affirmative Covenants..........................................................................21
         8.4      Pursuit of Consents and Approvals..............................................................22
         8.5      Supplementary Financial Information............................................................22
         8.6      Exclusivity....................................................................................23

ARTICLE IX:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.........................................................23
         9.1      Representations and Warranties.................................................................23
         9.2      Performance of Covenants.......................................................................23
         9.3      Delivery of Closing Certificate................................................................23
         9.4      Opinions of Counsel............................................................................23
         9.5      Legal Matters..................................................................................23
         9.6      Authorization Documents........................................................................23
         9.7      Material Change................................................................................24
         9.8      Approvals......................................................................................24
         9.9      Delivery of Stock Purchase Options.............................................................24
         9.10     Other Documents................................................................................24


                                      (ii)





ARTICLE X:  CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS....................................................24
         10.1     Representations and Warranties.................................................................24
         10.2     Performance of Covenants.......................................................................25
         10.3     Delivery of Closing Certificate................................................................25
         10.4     Opinion of Counsel.............................................................................25
         10.5     Legal Matters..................................................................................25
         10.6     Authorization Documents........................................................................25
         10.7     Approvals......................................................................................25
         10.10    Payment of Promissory Notes....................................................................25
         10.11    Other Documents................................................................................26

ARTICLE XI:  OBLIGATIONS OF THE PARTIES AFTER CLOSING............................................................26
         11.1     Survival of Representations and Warranties.....................................................26
         11.2     Indemnification by Shareholders................................................................26
         11.3     Indemnification by Buyer.......................................................................27
         11.4     Assertion of Claims............................................................................27
         11.5     Control of Defense of Indemnifiable Claims.....................................................27
         11.6     Restrictions...................................................................................28
         11.7     Records........................................................................................29

ARTICLE XII:  TERMINATION........................................................................................29
         12.1     Termination....................................................................................29
         12.2     Effect of Termination..........................................................................29

ARTICLE XIII:  MISCELLANEOUS.....................................................................................30
         13.1     Costs and Expenses.............................................................................30
         13.2     Performance....................................................................................30
         13.3     Benefit and Assignment.........................................................................30
         13.4     Effect and Construction of this Agreement......................................................30
         13.5     Cooperation - Further Assistance...............................................................30
         13.6     Notices........................................................................................30
         13.7     Waiver, Discharge, Etc.........................................................................31
         13.8     Rights of Persons Not Parties..................................................................31
         13.9     Governing Law..................................................................................32
         13.10    Amendments, Supplements, Etc...................................................................32
         13.11    Severability...................................................................................32





                                      (iii)

                                    SCHEDULES

Schedule 4.3      -        Consent List of the Company
Schedule 4.4      -        Accounts Payable Aging Schedule
Schedule 4.5(a)   -        Company Shares
Schedule 4.5(b)   -        Convertible Instruments
Schedule 4.6      -        Trademarks, Service Marks and Copyrights
Schedule 4.7      -        Contracts
Schedule 4.8      -        Financial Statements
Schedule 4.9      -        Material Changes
Schedule 4.10     -        Licenses, Permits
Schedule 4.11(b)  -        Leases of Personal Property, Liens
Schedule 4.12     -        Legal Proceedings
Schedule 4.13     -        Employees
Schedule 4.15(b)  -        Employee Benefit Plans
Schedule 4.15(c)  -        COBRA
Schedule 4.16     -        Insurance and Surety Agreements
Schedule 4.17     -        Relationships
Schedule 4.18     -        Absence of Certain Events
Schedule 4.21     -        Tax Returns
Schedule 4.23     -        Joint Ventures and Subsidiaries
Schedule 4.25     -        Medicare and Medicaid
Schedule 4.26     -        Leasehold Interests
Schedule 6.3      -        Consent List of Buyer


                           EXHIBITS

Exhibit A         -        Certificate of Merger
Exhibit 9.4       -        Seller's Legal Opinion
Exhibit 9.9       -        Termination and Release Agreement
Exhibit 10.4      -        Buyer's Legal Opinion


                                      (iv)

                      AGREEMENT AND PLAN OF REORGANIZATION




                  This Agreement and Plan of Reorganization (the "Agreement") is made as of the 8th day of November, 1996, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("Buyer"), IHS ACQUISITION XXI, INC., a Delaware corporation ("Newco"), LIFEWAY PARTNERS LLC and FRED MCCALL-PEREZ (collectively, the "Shareholders"), and LIFEWAY, INC., a Delaware corporation (the "Company").

                  WHEREAS, Shareholders are the owners of capital stock (the "Company Shares") of the Company as set forth on Schedule 4.5; and

                  WHEREAS,  Newco is a direct wholly-owned  subsidiary of Buyer;
and

                  WHEREAS, the Board of Directors of Buyer, Newco, and the Company deemed it advisable to merge Newco with and into the Company (the "Merger") pursuant to this Agreement and the Plan of Merger annexed as Exhibit A hereto (the "Plan of Merger") in a transaction intended to qualify under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, pursuant to the Merger all Company Shares will be converted into the right to receive the Merger Consideration as described below; and

                  WHEREAS, to effectuate the foregoing the parties desire to adopt a plan of reorganization, in accordance with the provisions of Section 368(a) of the Code.

                  NOW, THEREFORE, Shareholders, Newco, Buyer, and the Company, intending to be legally bound, agree as follows:

                                ARTICLE I: MERGER

                  1.1 Merger. Subject to the terms and conditions of this Agreement at the Effective Time of Merger (as defined hereinafter), Newco shall be merged with and into the Company and the separate existence of Newco shall cease.

                  1.2 Issuance of IHS Stock. Buyer agrees that following the Effective Time of Merger, as defined below, it will issue IHS Stock to the extent set forth in, and in accordance with the terms of this Agreement and the Plan of Merger.

                  1.3 Taking of Necessary Action. Prior to and after the Effective Time of Merger, subject to the provisions of this Agreement, each of Buyer, Newco, and the Company shall take all such action as may be necessary or appropriate in order to effect the Merger and the conversion of Company Shares as contemplated hereunder. In case at any time after the Effective

Time of Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full title to the Company Shares and Shareholders with full title to IHS Stock, the parties shall take all such necessary action.

                  1.4 Assets.  As of the Closing Date, the assets of the Company
(the "Assets") will include all of the tangible and intangible assets of the Company and its subsidiaries as presently constituted, including, without limitation, all contract rights, leasehold interests, fixed and moveable equipment, vehicles, furnishings, tangible personal property, inventory and supplies (other than inventory, supplies, and other assets disposed of in the ordinary course of business, consistent with prior practice), goodwill, tradenames, trademarks, all patient records, books and files, Certificates of Need, Medicare and Medicaid provider agreements and numbers, provider agreements with third party payors, telephone numbers, and to the extent permitted by law, all permits, licenses and other governmental approvals, free and clear of all liens, except for Permitted Liens as defined in Section 4.11 below, claims and encumbrances. The Assets of the Company as of the Closing Date shall also include cash, accounts receivable, and prepaid expenses.

                  1.5 Liabilities. At the Closing, the Company shall deliver to Buyer the balance sheet of the Company dated as of the Closing Date on a consolidated basis, certified by the Company's Chief Financial Officer (the "Closing Date Balance Sheet"). As of the Closing, the Company will not have any liabilities other than such long-term liabilities and current liabilities as are reflected on the Closing Date Balance Sheet. For purposes of this Agreement the term "Liability" means any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition, and whether or not of a type which would be reflected as a liability on a balance sheet in accordance with generally accepted accounting principles, consistently applied, including without limitation (i) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date; (ii) amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary on account of Medicare cost report adjustments or other payment adjustments attributable to any period on or prior to the Closing Date, or any other form of Medicare or other health care reimbursement recapture, adjustment or overpayment whatsoever with respect to any period on or prior to the Closing Date ("Excess Reimbursement Liabilities");
(iii) any accounts payable or employment or other taxes except for those current liabilities disclosed on the Closing Date Balance Sheet, and (iv) accrued but unpaid compensation or other benefits to any of the Company's employees, agents, consultants or advisers, including accrued vacation except for those current liabilities disclosed on the Closing Date Balance Sheet.

                        ARTICLE II: MERGER CONSIDERATION


                  2.1 Determination and Payment of Merger Consideration. The aggregate merger consideration payable by the Buyer for the Company Shares shall be in an amount equal to NINE HUNDRED THOUSAND ($900,000.00) DOLLARS (the "Merger Consideration"), which amount shall be payable at the Closing, by the delivery to certain of the Shareholders or their respective assignees of newly-issued shares of the Common Stock, par value $.001 per share, of Buyer (the "IHS Stock"), based upon the valuation and subject to the terms and conditions of Section 2.2 hereof. The amounts of IHS Stock payable at the Closing to each respective Shareholder shall be as set forth below:

Shareholder                         IHS Stock

Lifeway Partners, LLC               $ 650,000.00

Fred McCall-Perez                   $ 250,000.00


                  2.2 IHS Stock. The Merger Consideration as well as that portion of the Bonus Payments as set forth in Section 10.9 below and that portion of the Promissory Notes Payment as set forth in Section 10.10 below payable by Buyer by means of the delivery of IHS Stock shall be paid in accordance with and subject to the following:

                           (a)      Share  Value.  The  number  of shares of IHS
Stock issuable pursuant to Sections 2.1, 10.9 and 10.10 shall be calculated based upon a price per share of such stock equal to the closing New York Stock Exchange ("NYSE") price of such stock on the day before the Closing Date.

                           (b)      Registration Rights. Buyer will use its best
efforts to cause to be prepared and filed within ninety (90) days following the Closing Date, and will use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), a registration statement for the registration of the IHS Stock under the Securities Act of 1933, as amended (the "Securities Act"), and Buyer shall maintain the effectiveness of such registration statement for a period of two (2) years following the date it became effective, except to the extent that an exemption from registration may be available.

                           (c)      Registration Expenses.  Buyer shall bear all
reasonable expenses related to such registration. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for Buyer and of its accountants, all other costs, fees and expenses of Buyer incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions.

                           (d)      Resale   Limitations.    Fred   McCall-Perez
individually covenants with Buyer that he shall not sell or otherwise transfer any shares of IHS Stock received by him pursuant to this Agreement for a period of one (1) year after the Closing Date. All sales by Holders shall be effected solely through Smith Barney, Inc.

                           (e)      Registration Procedures,  etc. In connection
with the registration rights granted to the Holders with respect to the IHS Stock as provided in this Section 2.2, Buyer covenants and agrees as follows:

                                    (i)     At Buyer's expense,  Buyer will keep
the registration and qualification under this Section 2.2 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of two (2) years, except to the extent that an exemption from registration may be available. Buyer will immediately notify the Holders, at any time when a prospectus relating to a registration statement under this Section 2.2 is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                                    (ii)    Buyer shall furnish the Holders with
such number of prospectuses as shall reasonably be requested.

                                    (iii)   Buyer   shall  take  all   necessary
action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Holders, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                                    (iv)    The    information    included    or
incorporated by reference in the  registration  statement filed pursuant to this
Section 2.2 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall indemnify the Holders of IHS Stock to be sold pursuant to the registration statement, their successors and assigns, and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 ("Exchange Act"), against all loss, claim, damage expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by any of the Holders expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Holders or any controlling person of the Holders in respect of which indemnity may be sought against Buyer pursuant to this subsection 2.2(e)(iv), the Holders or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Holders or such controlling person). The Holders or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Holders or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Holders and/or such controlling person shall be borne by Buyer. Except as expressly provided in the previous two sentences, in the event that Buyer shall not previously have assumed the defenses of any such action or claim, Buyer shall not thereafter be liable to the Holders or such controlling person in investigating, preparing or defending any such action or claim. Buyer agrees promptly to notify the Holders of the commencement of any litigation or proceedings against Buyer or any of its officers, directors or controlling persons in connection with the resale of IHS Stock or in connection with such registration statement.

                                    (v)     The  Holders of IHS Stock to be sold
pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns for specific inclusion in such registration statement.

                           (f)      Notice  of Sale.  If the  Holders  desire to
transfer all or any portion of IHS Stock, the Holders will deliver written notice to Buyer, describing in reasonable detail their intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, the Holders will sell the IHS Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from Buyer that the registration statement relating to the IHS Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 2.6(e) and to give prompt notice to the Holders when the registration statement has again become current. If the Holders deliver to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel and to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, the Holders will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of their counsel.

                           (g)      Furnish Information. It shall be a condition
precedent to the  obligations  of the Buyer to take any action  pursuant to this
Section 2.2 that the Holders shall furnish in writing to the Buyer such information regarding themselves, the IHS Stock held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their IHS Stock. In that connection, each Holder shall be required to represent to the Buyer that all such information which is given is both complete and accurate in all material respects. Such Holders shall deliver to the Buyer a statement in writing from the beneficial owners of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. Each Holder will, severally, promptly notify Buyer at any time when a prospectus relating to a registration statement covering such Holder's shares under this Section 2.2 is required to be delivered under the Securities Act, of the happening of any event known to such Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

                           (h)      Investment  Representations.  All  shares of
IHS Stock to be issued hereunder will be newly issued shares of Buyer. The Shareholders represent and warrant to Buyer that the IHS Stock being issued hereunder is being acquired, and will be acquired, by the Shareholders for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Shareholders acknowledge that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Shareholders agree that no shares of IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Shareholders have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. The Shareholders have had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about Buyer as they deem necessary in connection with such investment.

                           (i)      Legend.    It   is   understood   that   the
certificates evidencing the IHS Stock shall bear a legend substantially as follows:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,
                    TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                           (j)      Certain  Transferees.  Except in the case of
any transfer to a person in an open market transaction subsequent to the effective date of registration of the IHS Stock, no Holder shall transfer any shares of IHS Stock to any person or entity unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Holders under this Article II.


                            ARTICLE III: THE CLOSING

                  3.1 Time and Place of Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on November 13, 1996, at the offices of Buyer, or at such other time and place upon which the parties may agree. The date on which the Closing is held is hereinafter called the "Closing Date." Subject to the conditions set forth herein, at the Closing, Shareholders shall deliver to Buyer the Company Shares, duly endorsed or accompanied by one or more stock powers duly endorsed, as applicable, and Buyer shall deliver to Shareholders those stock certificates issued in the name of Shareholders representing that number of shares of IHS Stock payable to Shareholders as the Merger Consideration, pursuant to Section 2.1 hereof.

                  3.2 Filings at Closing. At the Closing Date, Buyer and the Company shall cause the Plan of Merger or such other certificate as required to be filed in accordance with the Delaware General Corporation Law, and each of Buyer and the Company shall take any and all lawful actions to cause the Merger to become effective.

                  3.3 Effective Time. Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Merger shall become effective at the time the Plan of Merger or such other certificate as required by the Delaware Secretary of State is made effective (the "Effective Time of Merger").

           ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                  Shareholders   hereby  jointly  and  severally  represent  and
warrant to Buyer as follows:

                  4.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Company's Articles of Incorporation and By-Laws, and all amendments thereof to date, have been delivered to Buyer and are complete and correct. The Company has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

                  4.2 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement, including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby ("Transaction Documents") by Shareholders or the Company, nor the performance by Shareholders or the Company of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Articles of Incorporation or By-Laws of the Company; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or
(iv) any agreement, indenture, contract or instrument to which the Company is now a party or by which any of the assets of the Company is bound.

                  4.3 Consents. Except as disclosed on Schedule 4.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by any of the Shareholders or the Company.

                  4.4 Assets. As of the Closing, the consolidated Assets of the Company will include all of the tangible and intangible assets of the Company as presently constituted, including, without limitation, cash and accounts receivable; provided, however, that Assets shall not include inventory, supplies and other assets disposed of in the ordinary course of business, consistent with the prior practice of the Company's business. The quantities of inventory items included in the Assets are reasonable in light of the present and anticipated volume of the Company and the inventory is good, usable, merchantable, and salable in the ordinary course of the Company, in each case, as determined by the Company in good faith and consistent with past practice. The accounts receivable of the Company are reflected properly on its books and records in accordance with GAAP, and have been billed or invoiced in the ordinary course of business consistent with past practice. Schedule 4.4 sets forth a complete and accurate accounts payable aging schedule of the Company as of September 30, 1996. The Assets are not subject to any liens or encumbrances, except as identified on Schedule 4.11 and expressly accepted by Buyer hereto.

                  4.5 Company Shares. Schedule 4.5(a) sets forth: a) a complete list and description of the authorized shares of the Company, the number of shares issued and outstanding of each class or series of such shares, and the identity of each shareholder of the Company, in each case indicating the class and number of shares held and the number of shares subject to any outstanding option or warrant; and b) the outstanding promissory notes of the Company. No shares of the Company Shares are held in the treasury of the Company. Schedule 4.5(b) sets forth a complete list and description of all options, warrants and convertible promissory notes, and any other agreements, rights, or instruments which are or may become exercisable for or convertible into any capital of the Company (the "Convertible Instruments"), the number of shares issuable upon exercise or conversion (as the case may be), and the identity of each holder of a Convertible Instrument. Except as set forth on Schedule 4.5(b), there are no preemptive or first refusal rights to purchase or otherwise acquire capital shares of the Company pursuant to any provision of law or the Articles of Incorporation or By-laws of the Company or by agreement or otherwise. On the Closing Date, there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any capital shares of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.

                  4.6 Trademarks. Schedule 4.6 sets forth a complete and accurate list of all registered trademarks, service marks, or applications for any of the same, copyrights, and other items of intellectual property that are owned, possessed or used by the Company. There are no claims or proceedings pending or, to the knowledge of the Shareholders, overtly threatened against the Company asserting that the use of any of the aforementioned properties or rights infringes the rights of any other person, and, to the knowledge of Shareholders, the Company is not infringing on the intellectual property rights of any other person.

                  4.7 Contracts. Schedule 4.7 sets forth a complete and correct list of all agreements, contracts and commitments of the following type to which the Company is a party or by which the Company or the Company's assets are bound and as to which the Company has any outstanding material obligations as of the date hereof (the "Contracts"):

                           (a)      each   contract   or   agreement   for   the
employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent or group of employees of the Company;

                           (b)      each   profit   sharing,    thrift,   bonus,
incentive, deferred compensation, shares option, shares purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

                           (c)      each agreement or  arrangement  for the sale
of any of the Company's assets, properties or rights outside the ordinary course of business (by sale of assets, sale of shares, merger or otherwise) which is currently in effect;

                           (d)      each  contract  currently  in  effect  which
contains any provisions requiring the Company to indemnify or act for any other person or entity;

                           (e)      each agreement  restricting the Company from
conducting business anywhere in the world;

                           (f)      each  partnership or joint venture  contract
or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the Company's business or any portion thereof;

                           (g)      each   licensing,    distributor,    dealer,
franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment which involves consideration of more than $15,000;

                           (h)      each   contract   under  which  the  Company
performs services; and

                           (i)      any   other    agreement    which   involves
consideration of more than $15,000.

                  Except as indicated on Schedule 4.7, each of the Contracts was entered into and requires performance in the ordinary course of business and is in full force and effect. Except as indicated on Schedule 4.7, the Company is not in default under any Contract and there has not been asserted, either by or against the Company under any Contract, any written notice of default, set-off or claim of default. To the knowledge of the Shareholders, the parties to the Contracts other than the Company are not in default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Contract. All amounts payable by the Company under the Contracts are, or will at the Closing Date, be on a current basis.

                  4.8      Financial Statements.

                           (a)      The  unaudited  balance sheet of the Company
as of September 30, 1996, and the related statements of operations and accumulated deficit and statements of cash flows for the 9 month period then ended, certified by an officer of the Company (the "Unaudited Interim Financial Statements"), previously delivered to Buyer by Shareholders, to the best of Shareholders' knowledge present fairly in all material respects the financial condition and results of operations of the Company at and for the periods therein specified. Such statements of operation do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein or as listed as adjustments on Schedule 4.8.

                           (b)      The  unaudited  balance sheet of the Company
as of December 31, 1995, and the related statement of operations and accumulated deficit and statement of cash flows for the year then ended, previously delivered by Shareholders to Buyer, to the best of Shareholders' knowledge present fairly in all material respects the financial condition and results of operations of the Company at and for the period therein specified. Such statements of operation do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein or as listed as adjustments on Schedule 4.8.

                           (c)      Except  as set forth on  Schedule  4.8 or as
expressly set forth on the Unaudited Interim Financial Statements, the Company has no material liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any guarantees of any obligations of any other person or entity) of any kind or nature whether or not required by GAAP to be reflected on a corporate balance sheet and/or the notes thereto.

                  4.9 Material Changes. Except as set forth on Schedule 4.9, since the date of the Unaudited Interim Financial Statements, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company, whether or not covered by insurance, and during such period of time the Company has and from the date of this Agreement through the Closing, will have, conducted its business only in the ordinary and normal course, and made no distributions to the Shareholders other than wages paid in the ordinary and normal course of business.

                  4.10 Licenses; Permits. Schedule 4.10 sets forth a description of (a) all licenses and other governmental or other regulatory permits, authorizations or approvals required for the operation of the Company's business that are now in effect, including all certificates of occupancy issued with respect to the Company's business; and (b) each other license, permit, or other authorization that is necessary for the operation of the Company's business (a "License" and collectively, the "Licenses"). The Licenses constitute all of the governmental, quasi-governmental and regulatory licenses, permits and authorizations necessary to the operation of the business of the Company and its subsidiaries as they are operated on the date hereof. The Company has delivered to Buyer copies of all of the Licenses. Except as set forth on Schedule 4.10, the Company and its subsidiaries own, possess or otherwise have the exclusive legal right to use the Licenses, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. The Company is not in material default under any such License, and the Company and its subsidiaries have not received any notice of any material default or any other material claim or proceeding relating to any such License, except as set forth on Schedule 4.10. Except as set forth on Schedule 4.10, each License is in full force and effect, and neither the Company nor any of its subsidiaries has received written notice of any proceeding to terminate or suspend any License or of any condition or event which, if uncured, would result in the termination or suspension of any License. None of the Licenses are: (a) provisional, probationary, or restricted in any way except to the extent qualified by any outstanding deficiencies or citations, particulars of which have been set forth on Schedule 4.10; or (b) subject to any investigation, cancellation, impairment, limitation, order, complaint, proceeding, or suspension nor is such threatened or pending. Except as set forth on Schedule 4.10, all Licenses are in full force and effect. No conditions requiring changes in the operation of the Company or any of its subsidiaries have been imposed, formally or informally, by any License issuer during the past twenty-four (24) months. No Shareholder, director or officer, employee or former employee of the Company, or any person, firm or corporation other than the Company owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any of the Licenses.

                  4.11     Title, Condition of Personal Property.

                           (a)      The Company has good and indefeasible  title
to, or valid and subsisting leasehold interests in, all of the personal property located at or used in connection with operation of its business, subject to no mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint on transfer whatsoever other than Permitted Liens (as defined below). No other person has any right to the use or possession of any of such property which is owned and no currently effective financing statement with respect to such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement except for the Permitted Liens. All of such personal property comprising equipment, improvements, furniture and other tangible personal property in use at the Company, whether owned or leased, is in good operating condition and repair, subject to normal wear and tear, and is sufficient to enable the Company to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

                           (b)      Except as set forth on Schedule 4.11(b),  no
tangible personal property used by the Company in connection with the operation of its business is subject to a lease, conditional sale, security interest or similar arrangement. Shareholders have delivered to Buyer a complete and correct copy of each of the leases and other agreements listed on Schedule 4.11(b). All of said personal property leases are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. The Company is not in default under any of such leases and there has not been asserted, either by or against the Company under any of such leases, any written notice of default, set-off, or claim of default. To the best knowledge of Shareholders, the parties to such leases other than the Company are not in default of their respective obligations under any of such leases, and there has not occurred any event which with the passage of time or giving of notice (or both) would constitute such a default or breach under any of such leases.

                           (c)      "Permitted Liens" shall mean

                                     (i)    carriers',           warehouseman's,
mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are (i) not overdue for a period of more than 30 days or (ii) which are being contested in good faith and by appropriate proceedings, provided that if such contest shall continue for more than 30 days, the amount thereof shall be bonded or properly reserved against at the end of such 30-day period;

                                    (ii)    deposits  to secure the  performance
of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

                                    (iii)   rights of lessees  under  leases set
forth on Schedule 4.11(b);

                                    (iv)    pledges or  deposits  in  connection
with workman's compensation, unemployment insurance, and other social security legislation; and

                                    (v)     liens described on Schedule 4.11(b).

                  4.12 Legal Proceedings. Other than as set forth on Schedule 4.12, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of the Shareholders, overtly threatened against or affecting the Company or the Company's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

                  4.13 Employees. Schedule 4.13 contains a complete and correct list of the name, position, and current rate of compensation and any other compensation arrangements or fringe benefits, of (i) each officer and management level employee of the Company, and (ii) any consultant or agent of the Company, that is not reflected in any agreement or document referred to in Schedule 4.7. Except as set forth on Schedule 4.13, the Company does not have any pension, profit sharing, or welfare benefit plan applicable to any of its employees. Except as described on Schedule 4.13, (i) no such employee, consultant or agent has any vested or unvested retirement benefits or other termination benefits, and (ii) the Company has no liability for any accrued and unpaid employee benefits (including accrued vacation and sick days) for which adequate reserves are not reflected on the Company's September 30, 1996 balance sheet.

                  4.14  Collective  Bargaining,   Labor  Contracts,   Employment
Practices, Etc. During the two years prior to the Closing Date, there has been no material adverse change in the relationship between the Company and its employees nor any strike or material labor disturbance by such employees affecting the Company's business and, to the knowledge of the Company, there is no indication that such a change, strike or labor disturbance is likely. The Company's employees are not represented by any labor union or similar organization and the Company has no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of the Company's employees. Except as set forth on Schedule 4.7 or Schedule 4.13, the Company has no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to its employees. The Company is in material compliance with the requirements prescribed by all Federal, state and local statutes, orders and governmental rules and regulations ("Government Requirements") applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.7 and Schedule 4.13, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988, any such Government Requirements respecting employment determination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor management relations and unemployment insurance, or related matters and there are no threatened or pending claims relating thereto, in each case. In the event of termination of employment of an employee of Company, Buyer will not, pursuant to any agreement with any Shareholder or Company or by reason of any representation made or plan adopted by any Shareholder prior to the Closing, be liable to any employee of the Company for so-called "severance pay", parachute payments or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to the continuation health care provisions of Section 4980B of the Internal Revenue Code of 1986, as amended or
Section 601 through 608 of ERISA ("COBRA") or insurance benefits.

                  4.15     ERISA.

                           (a)      The  Company   does  not  maintain  or  make
contributions to and has not at any time in the past maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of ERISA. The Company does not now maintain or make contributions to, and has not at any time in the past maintained or made contributions to, any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "Multi-employer Act").

                           (b)      Schedule  4.15(b) sets forth each  severance
agreement, and each plan, agreement, arrangement or plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA maintained by Company).

                           (c)      Schedule 4.15(c) identifies all employees of
the Company on leave of absence eligible to receive health benefits, as required by COBRA. Notice of the availability of COBRA coverage has been provided to all employees of the Company on leave of absence entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage.

                  4.16 Insurance and Surety Agreements. Schedule 4.16 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by the Company (including but not limited to professional liability insurance, and any state sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company, including a brief description of the character of the bond or agreement and the name of the surety or indemnifying party. Schedule 4.16 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two (2) years. Such policies are owned by and payable solely to the Company, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 4.16 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, the Company has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies other than under circumstances where the Company has received a commitment for
                                       14
a replacement policy, nor has the Company failed to comply with any of the material conditions contained in any such policies.

                  4.17 Relationships. Except as disclosed on Schedule 4.17 hereto, no Shareholder and no partner or any affiliate of any Shareholder has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Company by which the Company will be bound after the Closing.

                  4.18   Absence  of  Certain  Events.   Except as set forth on
Schedule 4.18, since the date of the Unaudited Interim Financial Statements, the Company has not, and from the date of this Agreement through the Closing Date, the Company will not have:

                           (a)     sold,  assigned  or  transferred  any of its
assets or properties, except in the ordinary course of business;

                           (b)      mortgaged, pledged or subjected to any lien,
pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than a Permitted Lien, any of the Company's assets;

                           (c)      made   or   suffered   any    amendment   or
termination of any material contract, commitment, instrument or agreement other than in the ordinary course of business;

                           (d)      except in the  ordinary  course of business,
or otherwise as necessary to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

                           (e)      failed  to pay or  discharge  when  due  any
liabilities, the failure to pay or discharge which has caused or will cause any actual material damage or give rise to the risk of a material loss to the Company;

                           (f)      changed  any  of the  accounting  principles
followed by it or the methods of applying such principles;

                           (g)      entered into any material  transaction other
than in the ordinary course of business;

                           (h)      failed to  collect,  withhold  and/or pay to
any proper governmental agency any federal, state or local income, franchise, sales, use, withholding or similar tax that applicable law requires be collected, withheld and/or paid;

                           (i)      instituted,  settled or agreed to settle any
litigation, action or proceeding before any court or governmental agency relating to it or its property which will likely have or has had a materially adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects of the Company or any of its subsidiaries;

                           (j)      entered into any  transaction  other than in
the ordinary course of business  involving  consideration  in excess of $15,000;
and

                           (k)     discharged,  terminated,  separated with, or
otherwise lost any key employees.

                  4.19 Compliance with Laws. The Company is in compliance with all Governmental Requirements (as defined herein). The Company has not, within the period of twelve months preceding the date of this Agreement, received any written notice that the Company or any of the Assets fail to comply in any material respect with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over its business ("Governmental Requirements"). The Company shall report to Buyer, within five
(5) business days after receipt thereof, any written notices that the Company is not in compliance in any material respect with any of the foregoing. Neither the Company, nor any officer, director, employee, agent, or other representative of Company has made, directly, or indirectly, any illegal bribes, kickbacks, or political contributions with corporate funds, illegal payments from corporate funds to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.

                  4.20 Finders. No broker or finder has acted for the Shareholders or the Company in connection with the transactions contemplated by this Agreement, and no other broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with the Shareholders or the Company.

                  4.21     Tax Returns.

                           (a)      Except as set forth in  Schedule  4.21,  (i)
all Tax (as defined below) returns, statements, reports and forms or extensions with respect thereto required to be filed with any Federal, state, local or other governmental department or court or other authority having jurisdiction over it ("Governmental Authority") on or before the Closing Date by or on behalf of the Company (collectively, the "Tax Returns"), have been or will be timely filed on or before the Closing Date in accordance in all material respects with all applicable Governmental Requirements; and (ii) the Company has timely paid all Taxes payable by it.

                           (b)      For purposes of this Agreement,  "Tax" means
any net income, gross income, sales, use, franchise, personal, or real property tax.

                  4.22 Encumbrances Created by this Agreement. The execution and delivery of this Agreement, or any of the Company's Transaction Documents, does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Company's assets in favor of third parties.

                  4.23 Subsidiaries and Joint Ventures. Schedule 4.23 sets forth a complete list of all subsidiaries, joint ventures and partnerships in which the Company is the record or beneficial owner of more than ten (10%) percent of the equity interest. All of the issued and outstanding capital stock of the subsidiaries listed on Schedule 4.23 hereto is owned of record or beneficially by the Company or by one of the listed subsidiaries on Schedule 4.23.

                  4.24 No Untrue Statement. None of the representations and warranties in this Article IV contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

                  4.25 Medicare and Medicaid Programs. The Company, to the extent necessary to conduct the Company in a manner consistent with past practice, is qualified for participation in the Medicare and Medicaid programs. Except as reflected on Schedule 4.25, (a) no Shareholder or the Company has received any notice of recoupment with respect to the Company's operations from the Medicare or Medicaid programs, or any other third party reimbursement source, (b) there is no basis for the assertion after the Closing Date of any such recoupment claim against Buyer which arose out of any transactions on the part of Company prior to the Closing or against any Shareholder for which Buyer will be liable, and (c) to the knowledge of Shareholders and the Company, no Medicare and Medicaid investigation, survey or audit is pending, threatened or imminent with respect to the operation of the Company prior to the Closing.

                  4.26 Leasehold Interests. Schedule 4.26 hereto sets forth a complete and correct list of all leases pursuant to which the Company or any of its subsidiaries leases real property. Each of the Company and its subsidiaries has valid Leasehold interests in all such real property free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except for Permitted Liens. The Company has provided access to the Buyer to complete and correct copies of the leases identified in Schedule 4.26.

                  4.27 Power and Authority. Company and Shareholders have all requisite power and authority to execute, deliver, and perform this Agreement, and as of the Closing, Company and Shareholders will have all requisite power and authority to execute and deliver the Transaction Documents required to be delivered by each party to the Buyer at the Closing.


             ARTICLE V: ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                                  SHAREHOLDERS

                  Each Shareholder hereby severally represents and warrants to Buyer as follows:

                  5.1 Authority. Such Shareholder has the full legal power and authority to make, execute, deliver and perform this Agreement and the Transaction Documents. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of such Shareholder, and any necessary consents of holders of indebtedness of such Shareholder have been obtained.

                  5.2 Binding Effect. This Agreement and all Transaction Documents to which such Shareholder is a party constitute the valid and binding obligations of such Shareholder, enforceable against it in accordance with their respective terms.

                  5.3 Absence of Conflicting Agreement. Neither the execution or delivery of this Agreement or any of the Transaction Documents by such Shareholder, nor the performance by such Shareholder of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (i) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to such Shareholder, or (ii) any rule or regulation of any administrative agency or other governmental authority currently in effect applicable to such Shareholder, or (iii) any agreement, indenture, contract or instrument to which such Shareholder is now a party or by which any of the assets of such Shareholder is bound.

                  5.4 Consents. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by such Shareholder.

                  5.5 Ownership of Company Shares. Such Shareholder is the lawful record and beneficial owner of all of the Company Shares shown as owned by such Shareholder in Schedule 4.5(a), with good and marketable title thereto, free and clear of all liens and encumbrances, claims and other charges thereon of any kind. Such Shareholder has the full legal power to transfer and deliver such Company Shares in accordance with this Agreement, and delivery of such Company Shares to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all liens and encumbrances, claims and other charges thereon or any kind. On the Closing Date, there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any capital shares of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.

                  5.6 Investment Representation. The IHS Stock being issued hereunder is being acquired, and will be acquired, by such Shareholder for investment for his own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or any applicable state securities law; Such Shareholder acknowledges that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, may have to be held indefinitely and may not be sold, transferred,
                                       18
assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder. Such Shareholder has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, and is able to bear the economic risk of such investment. Such Shareholder has been provided with such materials as are generally provided to shareholders of IHS and has had the opportunity to make inquiries of and obtain from IHS representatives and employees such other information about IHS as they deem necessary in connection with such investment.


               ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer   represents   and  warrants  to  the  Company  and  the
Shareholders as follows:

                  6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the Buyer's Articles of Incorporation and By-Laws, and all amendments thereof to date, have been delivered to Shareholders, and are complete and correct. Buyer has the power and authority to own the property and assets now owned by it and to conduct its business presently conducted by it.

                  6.2 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement, including Buyer's Schedules and Exhibits hereto, or any of the Transaction Documents by Buyer nor the performance by Buyer of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Certificate of Incorporation or By-Laws of Buyer; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any material agreement, indenture, contract or instrument to which the Buyer is now a party or by which any of the assets of the Buyer is bound.

                  6.3 Consents. Except as set forth in Schedule 6.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by the Buyer.

                  6.4 Finders. No broker or finder has acted for the Buyer in connection with the transactions contemplated by this Agreement, and no other broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with the Buyer.

                  6.5 Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, Buyer will have the corporate power and authority to execute and deliver the Transaction Documents required to be delivered by it to the Company at the Closing.

                  6.6 Binding Agreement. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing each of the Transaction Documents executed by Buyer will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

                  6.7 Securities and Exchange Commission Filings. Buyer has furnished the Company with a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the Commission on or after January 1, 1996 (the "SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the Commission on or after January 1, 1996. As of their respective dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements therein, or omitted to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. The financial statements of the Buyer included in the SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  6.8 Capital Stock. Buyer's Form 10-Q filed with the Commission with respect to the fiscal quarter ended September 30, 1996 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Buyer as of such date. All outstanding shares of IHS Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Buyer has duly authorized and reserved for issuance the IHS Stock, and, when issued in accordance with the terms of Article II, the IHS Stock will be validly issued, fully paid and nonassessable and free of preemptive rights.


           ARTICLE VII: INFORMATION AND RECORDS CONCERNING THE COMPANY

                  7.1 Access to Information and Records before Closing. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the Company's financial and legal condition as Buyer deems necessary or advisable to familiarize itself with the Company and/or matters relating to its history or operation. The Company shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the Company's books and records upon reasonable notice and during normal business hours, and the Company will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the Company's products, services, operations and assets as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, the Company's tax returns and related work papers since its inception and the Company shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time to enable Buyer and its representatives to investigate the affairs of the Company and the accuracy of the representations and warranties made in this Agreement. The Company shall cause its accountants to cooperate with Buyer and to disclose the results of audits relating to the Company and to produce the working papers relating thereto.


             ARTICLE VIII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

                  8.1 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing, the Company shall maintain its existence and shall conduct its business in the ordinary course of business consistent with past practice.

                  8.2 Negative Covenants of the Company. Without the prior written approval of Buyer, which approval shall not be unreasonably withheld, the Company shall not, between the date hereof and the Closing:

                           (a)      cause or permit  to occur any of the  events
or occurrences described in Section 4.18 (Absence of Certain Events) of this Agreement; or

                           (b)      dissolve,   merge  or  enter  into  a  share
exchange with or into any other entity; or

                           (c)      enter into any  contract  or  agreement,  or
negotiations in connection with any union or other collective bargaining representative representing any employees at the Company without the prior written consent of Buyer, which consent shall not be unreasonably withheld; or

                           (d)      make any change to its  by-laws or  articles
of incorporation.

                  8.3 Affirmative Covenants. Between the date hereof and the Closing, the Company shall:

                           (a)      maintain the physical  assets of the Company
in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                           (b)      maintain   in  full  force  and  effect  all
Licenses currently in effect with respect to the Company unless such License is no longer necessary for the operation of the Company;

                           (c)      maintain   in  full  force  and  effect  the
insurance policies and binders currently in effect with respect to the Company, or the replacements thereof, including without limitation those listed on
Schedule 4.16;

                           (d)      utilize their reasonable efforts to preserve
intact the present business organization of the Company; keep available the services of the Company's present employees and agents; and maintain the Company's relations and goodwill with suppliers, employees, and any others having business relating to the Company;

                           (e)      maintain   all  of  the  books  and  records
relating to the Company in accordance with its past practices;

                           (f)      comply  in all  material  respects  with all
provisions of the Contracts listed in Schedule 4.7 and with any other material agreements that the Company have entered into in the ordinary course of business since the date of this Agreement, and comply in all material respects with the provisions of all material laws, rules and regulations applicable to the Company's business;

                           (g)      cause  to  be  paid  when  due,  all  taxes,
assessments and charges or levies imposed upon them or on any of their properties or which they are required to withhold and pay over;

                           (h)      promptly  advise  Buyer  in  writing  of the
threat or commencement against the Company of any claim, action, suit or proceeding, arbitration or investigation that would materially adversely affect the operations, properties, assets or prospects of the Company; and

                           (i)      shall  notify  the Buyer in  writing  of any
event involving the Company and its subsidiaries which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries or may involve the loss of contracts with the Company's customers.

                  8.4 Pursuit of Consents and Approvals. Prior to the Closing, Buyer shall use its reasonable efforts to obtain all consents and approvals of governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, of the Company ("Required Approvals"). The Company shall cooperate with and use its reasonable efforts to assist Buyer in obtaining all such approvals, but shall not be required to pay any money to third parties in order to so assist Buyer.

                  8.5 Supplementary  Financial  Information.  Within twenty-five
(25) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company shall provide, or cause to be provided, to Buyer unaudited financial statements (including at a minimum income statements and a balance sheet) for the month, which statements shall present fairly, in all material respects, the results of the operations of the Company at such
                                       22
date and for the period covered thereby, all in accordance with generally accepted accounting principles applied on a consistent basis.

                  8.6 Exclusivity. Until the earlier of Closing or the termination of this Agreement pursuant to Section 12.1, neither the Company nor the Shareholders, nor any of their respective affiliates, shall engage in any discussions or negotiations directly or indirectly with any other party in respect of the sale of the Company Shares or of substantially all of the assets of the Company, or in respect of any merger, consolidation, or other reorganization of the Company.


             ARTICLE IX: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  Buyer's obligation to consummate the purchase of the Company Shares is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement prior to Closing pursuant to and in accordance with Article XII herein.

                  9.1 Representations and Warranties. The representations and warranties of Shareholders in Articles IV and V shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time except to the extent affected by the transactions herein contemplated.

                  9.2 Performance of Covenants. Each of the Shareholders and the Company shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  9.3 Delivery of Closing Certificate. Each of the Shareholders, and the Company by its president and chief financial officer, shall have executed and delivered to Buyer a certificate, dated the Closing Date, upon which Buyer may rely, certifying that the conditions contemplated by Sections
9.1 and 9.2 applicable to it have been satisfied.

                  9.4 Opinions of Counsel. Shareholders shall have delivered to Buyer an opinion, dated the Closing Date, of their counsel, in the form of
Exhibit 9.4.

                  9.5 Legal Matters. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

                  9.6 Authorization Documents. Buyer shall have received a certificate of the Secretary or other officer of the Company certifying a copy of resolutions of its Board of Directors authorizing its execution and full performance of the Transaction Documents and the incumbency of its officers.

                  9.7 Material Change. Since the date of this Agreement there shall not have been any material adverse changes in the condition (financial or otherwise) of the assets, properties or operations of the Company.

                  9.8      Approvals.

                           (a)  The consent or approval of all persons necessary
for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the Required Approvals;

                           (b)   None of the foregoing consents or approvals (i)
shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company, other than as disclosed or approved hereunder, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Company or its operations that is more restrictive than or different from the conditions imposed upon such operations prior to Closing.

                  9.9 Delivery of Stock Purchase Options. The Shareholders and the Company shall have caused each current Company employee in possession of any stock purchase options in the Company, and each former Company employee in possession of vested stock purchase options in the Company (collectively, the "Option Holders") to have delivered to the Buyer any and all stock purchase options held by such Option Holder, together with a Termination and Release Agreement signed by such Option Holder, substantially in the form of Exhibit 9.9 attached hereto.

                  9.10 Other Documents. Shareholders shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by Shareholders pursuant to the terms hereof.

          ARTICLE X: CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS


                  Shareholders' obligation to consummate the sale of the Company Shares is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  10.1 Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

                  10.2 Performance of Covenants. Buyer shall have performed or complied with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  10.3 Delivery of Closing Certificate. Buyer shall have delivered to Shareholders a certificate of the chief executive officer of Buyer dated the Closing Date upon which Shareholders can rely, certifying that the statements made in Sections 10.1 and 10.2 are true, correct and complete as of the Closing Date.

                  10.4 Opinion of Counsel. Buyer shall have delivered to Shareholders an opinion, dated the Closing Date, of Blass & Driggs, Esqs., counsel for Buyer, in the form of Exhibit 10.4.

                  10.5 Legal Matters. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

                  10.6 Authorization Documents. Shareholders shall have received a certificate of the Secretary or other officer of Buyer certifying a copy of resolutions of the Board of Directors of Buyer authorizing Buyer's execution and full performance of the Transaction Documents and the incumbency of the officers of Buyer.

                  10.7  Approvals.   The  Required  Approvals  shall  have  bee
granted.

                  10.8 Payment of Fees. Buyer shall have paid the following fees as of the Closing Date: a) the amount of $123,582.00 to LifeWay Partners LLC, payable in cash, as and for an advisory fee for services performed for the Company on a cost basis; and b) the amount of $100,000.00 in payment of accrued legal fees to Blass & Driggs, Esqs., payable in cash.

                  10.9 Payment of Bonuses. Buyer shall have funded the following bonuses (the "Bonus Payments") as of the Closing Date: a) the amount of $406,000.00 in payment of a bonus to Fred McCall-Perez, of which amount $196,000.00 shall be payable in cash and $210,000.00 shall be payable by the issuance of IHS Stock, based upon the valuation and otherwise issuable in accordance with and subject to Section 2.2; and b) the amount of $37,500.00 in payment of a bonus to John Strobeck, which amount shall be payable to John Strobeck entirely in cash.

                  10.10 Payment of Promissory Notes. Buyer shall have paid the principal balance and all of the accrued and unpaid interest under those certain promissory notes of the Company referred to below (the "Promissory Notes Payment"), which amount shall be payable to the holders of those promissory notes in part in cash and in part by the issuance of IHS Stock, based upon the valuation and otherwise issuable in accordance with and subject to Section 2.2 hereof. The amounts of cash and IHS Stock payable under this Section 10.10, and the holders to whom these amounts shall be payable, are as follows:

Note Holder                           Note                                Cash Payable                IHS Stock

Lifeway Partners, LLC                1) Promissory Note dated
                                        11/17/95 in the Original
                                        Principal Amount of
                                        $750,000.00                         $            0             $ 750,000.00
                                            accrued interest                $     74,836.00            $          0

                                     2) Promissory Note dated
                                        8/16/96 in the Original
                                        Principal Amount of
                                        $375,000.00                         $              0           $ 375,000.00
                                            accrued interest                $       9,144.00           $          0


John Strobeck                        1) Promissory Note dated
                                        8/16/96 in the Original
                                        Principal Amount of
                                        $375,000.00                        $      375,000.00           $          0
                                            accrued interest               $        9,144.00           $          0


                  10.11 Other Documents. Buyer shall have furnished Shareholders with all documents, certificates and other instruments required to be furnished to Shareholders by Buyer pursuant to the terms hereof.

                  10.12  Consulting Agreement.   Buyer shall have entered into a
consulting agreement with Fred McCall-Perez, on terms and conditions as shall be mutually acceptable to the parties thereto.


              ARTICLE XI: OBLIGATIONS OF THE PARTIES AFTER CLOSING

                  11.1 Survival of Representations and Warranties. Except as provided in Section 11.4, all representations, warranties, and agreements made by each party in this Agreement or in any Schedule certificate, document or list delivered by any such party pursuant hereto shall survive for a period of twelve
(12) months following the Closing. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

                  11.2 Indemnification by Shareholders. Each Shareholder shall indemnify and defend Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from:

                           (a)      any  inaccuracy  in any  representation,  or
breach of any warranty, made by such Shareholder in Article IV or V, provided that a claim is made or an action with respect thereto is initiated by Buyer against such Shareholder within 90 days after the discovery by Buyer of such inaccuracy or breach of warranty; or

                           (b)      the breach of any covenant or undertaking by
such Shareholder contained in this Agreement which survives the Closing and is not waived by Buyer at or prior to the Closing, provided that a claim is made or an action with respect thereto is initiated by Buyer against such Shareholder within 90 days after the discovery by Buyer of the occurrence of such breach; or

                           (c)      ownership or operation of the Company or its
subsidiaries or their businesses or assets prior to the Closing Date, including, without limitation, any and all liabilities or obligations owed to or amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary on account of Medicare cost report adjustments or other payment adjustment attributable to any period on or prior to the Closing Date, or any other form of Medicare or other healthcare reimbursement recapture, adjustment or overpayment whatsoever with respect to any period on or prior to the Closing Date ("Excess Reimbursement Liability"), the audit or assessment of taxes by the Federal, state or local tax authority, and any Loss in excess of the amounts recorded on the Closing Date Balance Sheet arising out of the legal proceedings referenced on Schedule 4.12 but excluding any Loss arising out of any current liabilities or long-term liabilities as reflected on the Closing Date Balance Sheet or the review of such Closing Date Balance Sheet.

                  11.3 Indemnification by Buyer. Buyer shall indemnify and defend Shareholders and hold them harmless against and with respect to any and all Loss resulting from:

                           (a)      any  inaccuracy  in any  representation,  or
breach of any warranty, set forth in Article VI, provided that a claim is made or an action with respect thereto is initiated by Shareholders against Buyer within 90 days after the discovery by the Shareholders of such inaccuracy or breach; or

                           (b)      the breach of any covenant or undertaking by
Buyer which survives the Closing and is not waived by Shareholders at or prior to the Closing, provided that a claim is made or an action with respect thereto is initiated by Shareholders against Buyer within 90 days after the discovery by Shareholders of the occurrence of such breach.

                  11.4 Assertion of Claims. Any claims for indemnification under this Article XI and any claims for breach of representations and warranties contained herein must be asserted by written notice by a date which is one (1) year following the Closing Date, except that any claim based upon Excess Reimbursement Liabilities (as defined above ) or a breach of the representations and warranties contained in Section 4.25 (Medicare and Medicaid) or Section 4.21
(Tax) may be asserted until the applicable period of limitations for audits by the applicable Governmental Authority shall have expired.

                  11.5     Control of Defense of Indemnifiable Claims.

                           (a)      Buyer shall give Shareholders prompt written
notice of the claim for which it seeks indemnification. Failure of the Buyer to give such prompt notice shall not relieve the Shareholders of their indemnification obligation, provided that such indemnification obligation shall be reduced by any damages suffered by Shareholders resulting from a failure to give prompt notice hereunder. The Shareholders shall be entitled to participate in the defense of such claim. If at any time the Shareholders acknowledge in writing that the claim is fully indemnifiable under this Agreement, they shall have the right to assume total control of the defense of such claim at their own expense. If the Shareholders do not assume total control of the defense of any such claim, the Buyer agrees not to settle such claim without the written consent of the Shareholders, which consent shall not be unreasonably withheld. Nothing contained in this Section 11.6 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

                           (b)      The  Shareholders  shall give  Buyer  prompt
written notice of the claim for which they seek indemnification. Failure of the Shareholders to give such prompt notice shall not relieve the Buyer of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages suffered by Buyer resulting from a failure to give prompt notice hereunder. The Buyer shall be entitled to participate in the defense of such claim. If at any time the Buyer acknowledges in writing that the claim is fully indemnifiable under this Agreement, it shall have the right to assume total control of the defense of such claim at its own expense. If the Buyer does not assume total control of the defense of any such claim, the Shareholders agree not to settle such claim without the written consent of the Buyer, which consent shall not be unreasonably withheld. Nothing contained in this Section 11.6 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

                  11.6     Restrictions.

                           (a)      From and after the Closing Date, none of the
Shareholders shall disclose, directly or indirectly, to any person outside of Buyer's employ without the express authorization of the Buyer, any pricing strategies or records of the Company, any proprietary data or trade secrets owned by the Company or any financial or other information about the Company not then in the public domain; provided, however, that Shareholders shall be permitted to make such disclosures as may be required by law or by a court or governmental authority.

                           (b)      For a period of three  (3)  years  after the
Closing Date, none of the Shareholders shall engage or participate in any effort or act to induce any of the suppliers, associates, employees or independent contractors of the Company to cease doing business, or their association or employment, with the Company.

                           (c)     For a period of three  (3)  years  after the
Closing Date, Fred McCall- Perez shall not, directly or indirectly, be a director of, be a partner in, or have a proprietary interest in, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any entity of any type, licensed or unlicensed, which is engaged in or provides disease state management products and services for the HIV and cardiology markets anywhere within the United States. This provision shall not be construed to prohibit any Shareholder from owning a beneficial interest of up to 5% of the securities of any company subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

                           (d)      The   Shareholders   acknowledge   that  the
restrictions contained in this Section 11.6 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by any of them would result in irreparable harm to Buyer. Accordingly, Shareholders agree that upon the violation by any of them of any of the restrictions contained in this Section 11.6, Buyer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

                  Notwithstanding the foregoing, for purposes of this Section 11.6, any advertisement prepared for and disseminated to the public in general, which advertises the services of the Company not otherwise in violation of this
Section 11.6, or advertises the need for services to be supplied to the Company, shall not be deemed to be an inducement or solicitation with respect to any such suppliers or independent contractors.

                  11.7 Records. On the Closing Date, Shareholders shall deliver, or cause to be delivered, to Buyer all records and files not then in Buyer's possession relating to the operation of the Company or the Subsidiaries.


                            ARTICLE XII: TERMINATION

                  12.1 Termination. This Agreement may be terminated at any time at or prior to the Closing by:

                           (a)      Buyer, if any condition precedent to Buyer's
obligations hereunder set forth in Article IX hereof has not been satisfied by the Closing Date;
                           (b)      Shareholders,  if any condition precedent to
Shareholders' obligations hereunder set forth in Article X hereof has not been satisfied by the Closing Date; or

                           (c)     the mutual consent of Buyer and Shareholders.

                  12.2 Effect of Termination. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other.

                           ARTICLE XIII: MISCELLANEOUS

                  13.1 Costs and Expenses. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company shall not be charged with any of the expenses attributable to this transaction.

                  13.2 Performance. In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

                  13.3 Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Buyer may not assign its interest under this Agreement to any other person or entity without the prior written consent of Shareholders; provided, however, that Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer.

                  13.4 Effect and Construction of this Agreement. This Agreement and the Exhibits, Schedules, and other agreements referenced herein, hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

                  13.5 Cooperation - Further Assistance. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

                  13.6 Notices. All notices and demands required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to the Shareholders:             Dr. Fred McCall-Perez
                                    LifeWay, Inc.
                                    1444 Biscayne Boulevard
                                    Suite 303
                                    Miami, FL 33132

                                    LifeWay Partners LLC
                                    8231 Bay Colony Drive
                                    #P2101
                                    Naples, Florida 33963

With a copy to:                     Kenneth I. Arvin, Esq.
                                    Ziskind & Arvin, P.A.
                                    Rivergate Plaza
                                    444 Brickell Avenue, Suite 612
                                    Miami, Florida 33131

If to the Buyer:                    Integrated Health Services, Inc.
                                    10065 Red Run Boulevard
                                    Owings Mills, MD 21117
                                    Attention: Marshall A. Elkins, Esq.

                                    Integrated Health Services, Inc.
                                    7125 Ambassador Road
                                    Baltimore, MD 21244
                                    Attention: Brian K. Davidson

With a copy to:                     Blass & Driggs, Esqs.
                                    461 Fifth Avenue, 19th Floor
                                    New York, NY  10017
                                    Attention:  Michael S. Blass, Esq.



Such  addresses may be changed by providing  written  notice as provided in this
Section 13.6.

                  13.7 Waiver, Discharge, Etc. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  13.8 Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

                  13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any rules relating to the choice or conflict of laws.

                  13.10 Amendments, Supplements, Etc. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

                  13.11 Severability. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 11.6 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.







                         (SIGNATURES ON FOLLOWING PAGE)

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                        SHAREHOLDERS:

                                        LIFEWAY PARTNERS LLC


                                        /s/ Robert N. Elkins
                                        ----------------------------------------
                                            Robert N. Elkins

                                        Title:

                                        /s/ Fred McCall-Perez
                                        ----------------------------------------
                                        Fred McCall-Perez

                                        COMPANY:
                                        LIFEWAY, INC.


                                        By:/s/ Fred McCall-Perez
                                          --------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        BUYER:
                                        INTEGRATED HEALTH SERVICES, INC.


                                        By:/s/ Elizabeth B. Kelb
                                           -------------------------------------
                                        Name:  Elizabeth B. Kelb
                                             -----------------------------------
                                        Title: Senior Vice President
                                               Corporate Development
                                              ----------------------------------


                                        NEWCO:
                                        IHS ACQUISITION, INC.


                                        By:/s/ Elizabeth B. Kelb
                                           -------------------------------------

                                        Name:  Elizabeth B. Kelb
                                             -----------------------------------
                                        Title: Senior Vice President
                                               Corporate Development
                                              ----------------------------------